Exhibit 99(r)
POWER OF ATTORNEY
The undersigned officers and directors of National Security Life and Annuity Company, a New York corporation (the “Company”), hereby constitute and appoint Ronald J. Dolan, John J. Palmer, and Therese S. McDonough and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any of the documents referred to below relating to any of the following registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any life insurance or annuity policies:

Insurance Company Separate Account	1940 Act File Number
National Security Variable Account L	811-10621
National Security Variable Account N	811-10619

Product	1933 Act File Number
NScore Xtra	333-73650
NScore Lite	333-76352
NScore Premier	333-125856
NScore Value	333-131513
NScore Lite II	333-156428
NScore Xtra II	333-164074
NScore Premier II	333-164071
NScore Lite III	333-164068
NScore Flex	333-164072
NScore Wrap	333-164076
Security Advantage VUL	333-76344
Authority is hereby granted to execute Registration Statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith. Each of said attorneys-in-fact and agents and him or her or their substitutes being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date set forth below.

/s/ Thomas A. Barefield	Director	February 19, 2010

Thomas A. Barefield		Date

/s/ Carson E. Beadle	Director	February 19, 2010

Carson E. Beadle		Date

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/s/	Director

George E. Castrucci		Date

/s/ Raymond R. Clark	Director	February 19, 2010

Raymond R. Clark		Date

/s/ Ronald J. Dolan	Director	February 19, 2010

Ronald J. Dolan		Date

/s/ Daryl R. Forsythe	Director	February 19, 2010

Daryl R. Forsythe		Date

/s/ David B. O’Maley	Director	February 19, 2010

David B. O’Maley		Date

/s/ John J. Palmer	Director	February 19, 2010

John J. Palmer		Date

/s/ Frederick L. Wortman	Director	February 20, 2010

Frederick L. Wortman		Date

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